UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

TENON MEDICAL, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TENON MEDICAL, INC.
104 Cooper Ct.
Los Gatos, CA 95032
(408) 649-5760
www.tenonmed.com

June 23, 2026

Dear Stockholder:

We are pleased to invite you to attend the 2026 Annual Meeting of Stockholders of Tenon Medical, Inc. (the “Annual Meeting”). The Annual Meeting will be held virtually via live webcast on Thursday, July 23, 2026 at 10:30 a.m. Pacific Time.

Stockholders will NOT be able to attend the Annual Meeting in person. The Annual Meeting will be accessible only over the internet. To attend the Annual Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. You may begin to log into the meeting platform at www.virtualshareholdermeeting.com/TNON2026 approximately 15 minutes prior to the start of the meeting. Please see “What will I need in order to attend the Annual Meeting online” in the proxy statement (the “Proxy Statement”) accompanying this letter for information on how to attend, submit questions and vote at the Annual Meeting.

We are making available to you the accompanying Notice of Annual Meeting (“Notice”), Proxy Statement, our 2025 Annual Report on Form 10-K and a form of proxy card or voting instruction form on or about June 23, 2026. We have elected to utilize the “full set delivery” option of providing paper copies of all of our proxy materials by mail. Our proxy materials are also electronically available at www.proxyvote.com. Additional details regarding admission to, and the business to be conducted at, the Annual Meeting are described in the accompanying Notice and Proxy Statement.

Only stockholders of record at the close of business on June 8, 2026 are entitled to notice of, and to vote at, the Annual Meeting.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote over the internet, by telephone or by mailing in a proxy card. Please review the instructions on the proxy card or voting instruction form regarding each of these voting options. Voting will ensure your representation at the Annual Meeting regardless of whether you attend the Annual Meeting.

Thank you for your on-going support of Tenon Medical, Inc.

Sincerely,

/s/ Steven Foster

Steven Foster

Director, Chief Executive Officer and President

TENON MEDICAL, INC.

104 COOPER CT.

LOS GATOS, CA 95032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ON
Thursday, July 23, 2026 AT 10:30 A.M., PACIFIC TIME

VIA A LIVE WEBCAST ONLY

ITEMS OF BUSINESS:

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Tenon Medical, Inc. (“Tenon” or the “Company”) will be held virtually via live webcast on Thursday, July 23, 2026 at 10:30 a.m. Pacific Time for the following purposes:

(1)	to elect Steven Foster, Richard Ginn, Ivan Howard, Richard Ferrari, Kristine Jacques, Robert Weigle and Stephen Hochschuler, M.D. as directors to serve until the 2027 Annual Meeting of the Stockholders of the Company;

(2)	to ratify the appointment of Haskell and White, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026 (the “Auditor Appointment Proposal”);

(3)	to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to provide for a reverse stock split of the Company’s issued and outstanding common stock, that will be at a ratio within the range from one for two (1:2) to one for thirty five (1:35), the final ratio of which shall be determined by the Board of Directors of the Company in its sole discretion (the “Reverse Stock Split Proposal”);

(4)	to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock underlying convertible promissory notes issued by the Company in the debt financing on March 11, 2026, which may exceed 19.99% of the Company’s outstanding shares of common stock as of March 11, 2026 (the “Debt Financing Proposal”);

(5)	to approve, for purposes of Nasdaq Listing Rule 5635(d), any 20% Issuance (as defined below) made by the Company that is less than the Minimum Price (as defined below) and is within the Nasdaq Parameters described in the attached proxy statement (the “Future Financings Proposal”); and

(6)	to approve adjourning the Annual Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of the proposals listed above at the time of the Annual Meeting (the “Adjournment Proposal”).

These items of business are more fully described in the proxy statement (“Proxy Statement”) accompanying this Notice of Annual Meeting of Stockholders (“Notice”). We are not aware of any other business to come before the Annual Meeting.

For purposes of Nasdaq Listing Rule 5635(d), (i) “20% Issuance” means a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by our officers, directors or substantial stockholders equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance, and (ii) “Minimum Price” means a price that is the lower of: (A) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (B) the average closing price of common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Stockholder approval of this proposal will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(d).

After careful consideration, the Board has determined that each proposal listed above is in the best interests of the Company and its stockholders and has approved each proposal. The Board recommends a vote “FOR” the election of each director nominee (Proposal 1), “FOR” the Auditor Appointment Proposal (Proposal 2), “FOR” the Reverse Stock Split Proposal (Proposal 3), “FOR” the Debt Financing Proposal (Proposal 4), “FOR” the Future Financings Proposal (Proposal 5) and “FOR” the Adjournment Proposal (Proposal 6).

All stockholders are invited to attend the Annual Meeting virtually and no stockholder will be able to attend the Annual Meeting in person. The Annual Meeting will be accessible via the internet in accordance with the instructions contained in the Proxy Statement. Please see “Questions and Answers About the Meeting and Voting—How Do I Vote At The Annual Meeting?” in the Proxy Statement accompanying this Notice for information on how to attend, submit questions and vote at the Annual Meeting.

WHO CAN VOTE?

You can vote at the Annual Meeting if you were a stockholder of record as of the close of business on June 8, 2026 (the “Record Date”). Only stockholders of record on the Record Date are entitled to receive this Notice and to vote at the Annual Meeting or at any postponement(s) or, continuations(s) or adjournment(s) of the Annual Meeting.

ANNUAL REPORT

A copy of our 2025 Annual Report on Form 10-K (the “2025 Annual Report”), accompanies the Proxy Statement.

REVIEW THE PROXY MATERIALS AND ANNUAL REPORT ON OUR WEBSITE

You may also read the 2025 Annual Report, this Notice and Proxy Statement at www.tenonmed.com.

AVAILABLE DATE

This Notice, the Proxy Statement, the 2025 Annual Report, and the form of proxy card or voting instruction form are first being mailed, delivered, or otherwise made available to stockholders on or about June 23, 2026 and are also available at proxyvote.com.

YOUR VOTE IS IMPORTANT. YOU MAY VOTE OVER THE INTERNET, BY TELEPHONE OR BY MAILING BACK A PROXY CARD. PLEASE REVIEW THE INSTRUCTIONS IN THE PROXY STATEMENT OR ON THE PROXY CARD OR VOTING INSTRUCTION FORM REGARDING EACH OF THESE VOTING OPTIONS.

We hope you are able to attend the Annual Meeting virtually via the internet. Whether or not you attend, it is important that your stock be represented and voted at the meeting. I urge you to please complete, date and return the proxy card in the enclosed envelope, vote your shares electronically or vote by telephone using the information provided in the attached Proxy Statement prior to the Annual Meeting date. The vote of each stockholder is very important. You may revoke your written proxy at any time before it is voted at the Annual Meeting by giving written notice to the Company’s Chief Financial Officer and Secretary, by submitting a properly executed paper proxy bearing a later date or by attending the Annual Meeting virtually and voting online during the meeting. Stockholders may also revoke their proxies by entering a new vote over the internet or by telephone.

By Order of the Board of Directors

/s/ Richard Ferrari
Richard Ferrari
Executive Chairman of the Board

i

TENON MEDICAL, INC.
104 Cooper Ct.
Los Gatos, CA 95032

PROXY STATEMENT

For Annual Meeting of Stockholders to Be Held on July 23, 2026

The Board of Directors (the “Board” or “Board of Directors”) of Tenon Medical, Inc., a Delaware corporation (“Tenon,” “Company,” “we,” “us” or “our”), solicits the enclosed proxy for use at the 2026 Annual Meeting of Stockholders of the Company (“Annual Meeting”) to be held on July 23, 2026, only via live webcast accessible by following the instructions set forth here at “Questions and Answers About the Meeting And Voting—How Do I Vote at the Annual Meeting?” This proxy statement (“Proxy Statement”), the accompanying Notice of Annual Meeting of Stockholders (the “Notice”), the 2025 Annual Report, and form of proxy card or voting instruction form are first being mailed, delivered, or otherwise made available to stockholders on or about June 23, 2026.

We are furnishing proxy materials to our stockholders using the full set delivery option. On or about June 23, 2026, we mailed or otherwise delivered to our stockholders a full set of proxy materials, including the Notice, this Proxy Statement, our 2025 Annual Report to Stockholders (the “2025 Annual Report”) and a proxy card or voting instruction form. These materials also provide instructions on how to vote by mail, through the internet or by telephone, and how to attend the virtual Annual Meeting. The Notice, Proxy Statement and 2025 Annual Report are also available at Proxyvote.com. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

The executive offices of the Company are located at, and the mailing address of the Company is 104 Cooper Ct., Los Gatos, CA 95032.

This Proxy Statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and executive officers.

Under Securities and Exchange Commission (“SEC”) rules, we are using the full set delivery option for our proxy materials. Under this delivery process, we are mailing or otherwise delivering a full set of proxy materials to stockholders, including the Notice, this Proxy Statement, the 2025 Annual Report and a proxy card or voting instruction form, while also making the Notice, Proxy Statement and 2025 Annual Report available at Proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q: What is a proxy?

A: A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” By using the methods discussed below, you will be appointing Steven Foster, the Chief Executive Officer, President and a director of the Company, and Kevin Williamson, the Chief Financial Officer and Secretary of the Company, as your proxy. The proxy agent will vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares may be voted.

Q: What is a proxy statement?

A: A proxy statement is a document that regulations of the SEC require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

Q: What is the purpose of the Annual Meeting?

A: At our Annual Meeting, stockholders will vote on: (i) the election of seven (7) directors; (ii) the ratification of the appointment of Haskell and White, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026 (the “Auditor Appointment Proposal”); (iii) approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to provide for a reverse stock split of the Company’s issued and outstanding common stock, that will be at a ratio within the range from one for two (1:2) to one for thirty five (1:35), the final ratio of which shall be determined by the Board of Directors of the Company in its sole discretion (the “Reverse Stock Split Proposal”); (iv) approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of common stock underlying convertible promissory notes issued by the Company in the debt financing on March 11, 2026, which may exceed 19.99% of the Company’s outstanding shares of common stock as of March 11, 2026 (the “Debt Financing Proposal”); (v) the approval, for purposes of Nasdaq Listing Rule 5635(d), any 20% Issuance (as defined below) made by the Company that is less than the Minimum Price (as defined below) and is within the Nasdaq Parameters described in the attached proxy statement (the “Future Financings Proposal”); (vi) approval adjourning the Annual Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of the proposals listed above at the time of the Annual Meeting (the “Adjournment Proposal”), and (viii) such other matters as may come before the meeting. In addition, following the meeting our management will report on the Company’s performance over the last fiscal year and respond to questions from stockholders.

For purposes of Nasdaq Listing Rule 5635(d), (i) “20% Issuance” means a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by our officers, directors or substantial stockholders equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance, and (ii) “Minimum Price” means a price that is the lower of: (A) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (B) the average closing price of common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Stockholder approval of this proposal will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(d).

Q: Why am I receiving these materials?

A: The Board has delivered printed or electronic versions of these materials to you and has also made them available over the internet at Proxyvote.com in connection with the Board’s solicitation of proxies for use at the Annual Meeting. The Annual Meeting is scheduled to be held on Thursday, July 23, 2026 at 10:30 a.m. Pacific Time, via live webcast. This solicitation by the Board is for proxies for use at the Annual Meeting.

Q: Why did I receive a full set of proxy materials?

A: As permitted by SEC rules, we are using the full set delivery option for this solicitation. Accordingly, we are mailing or otherwise delivering to stockholders a full set of proxy materials, including the Notice, this Proxy Statement, the 2025 Annual Report and a proxy card or voting instruction form. These materials are also available electronically via the internet at Proxyvote.com. You may vote over the internet, by telephone or by mailing your completed proxy card or voting instruction form in the postage-paid envelope provided.

Q: How do I obtain the materials for the Annual Meeting?

A: You should have received or been provided with access to a full set of proxy materials for the Annual Meeting, including the Notice, this Proxy Statement, the 2025 Annual Report and a proxy card or voting instruction form. These materials are also available via the internet at Proxyvote.com and on the Company’s website as described below.

You may also view the following proxy materials on the Company’s website at www.tenonmed.com:

●	the Company’s 2025 Annual Report; and

●	the Company’s 2026 Proxy Statement.

You may not vote on the Company’s website.

Q: Who may attend the Annual Meeting?

A: The Annual Meeting is open to all stockholders of record as of close of business on June 8, 2026 (the “Record Date”), or their duly appointed proxies.

Q: What will I need in order to attend the Annual Meeting online?

A: You may attend the Annual Meeting via the internet, vote your shares and, after the meeting adjourns, submit a question by using the 16-digit control number included on your proxy card or voting instruction form. No advance registration is required. You may begin to log into the meeting platform approximately 15 minutes prior to the start of the Annual Meeting. We encourage you to access the meeting prior to the start time to allow time to log in and test your device’s audio system. The meeting webcast will begin promptly at 10:30 a.m. Pacific Time on July 23, 2026. If you are a beneficial owner holding shares in a “street name”, you should contact your broker, bank, or other nominee if you have questions about obtaining your 16-digit control number. If you do not have your 16-digit control number, you may still attend the Annual Meeting as a guest, but you will not be able to vote your shares or submit questions during the meeting. To attend as a guest, visit www.virtualshareholdermeeting.com/TNON2026 and enter your name and email address. If you encounter any technical difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page. Further instructions on how to vote are set forth below in the question “How do I vote at the Annual Meeting?”

Q: May stockholders ask questions?

A: Yes. Stockholders who have logged into the Annual Meeting using their 16-digit control number may submit questions during the Annual Meeting by using the question box on the virtual meeting platform at www.virtualshareholdermeeting.com/TNON2026. Only stockholders of record as of the Record Date who have entered their 16-digit control number will be permitted to submit questions. Representatives of the Company will answer stockholders’ questions of general interest that are pertinent to the Company and the meeting matters following the adjournment of the Annual Meeting. Depending upon the number of questions received, the Chairman of the meeting may limit the number of questions one person may ask in order to give a greater number of stockholders an opportunity to ask questions. Questions will be answered as time allows.

Q: Who may vote?

A: You may vote if you owned Tenon Medical common stock, Series A Preferred Stock, or Series B Preferred Stock as of the close of business on June 8, 2026. Each share of Tenon Medical common stock is entitled to 1 vote. Each share of Tenon Medical Series A Preferred Stock is entitled to 1.25 votes. Each share of Tenon Medical Series B Preferred Stock is entitled to 1.25 votes. As of the Record Date, the Company had 11,849,674 shares of common stock outstanding representing 11,849,674 votes, 204,159 shares of Series A Preferred Stock outstanding representing 255,184 votes, and 86,454 shares of Series B Preferred Stock outstanding representing 108,074 votes.

Q: What am I voting on?

A: You will be voting on the following items of business at the Annual Meeting:

●	the election of seven (7) directors to serve until the 2027 Annual Meeting of stockholders and until their respective successors are duly elected and qualified;

●	the approval of the Auditor Appointment Proposal;

●	the approval of the Reverse Stock Split Proposal;

●	the approval of the Debt Financing Proposal;

●	the approval of the Future Financings Proposal; and

●	the approval of the Adjournment Proposal.

Q: How does the Board recommend that I vote?

A: Our Board recommends that you vote your shares:

●	“FOR” each of the nominees named in this Proxy Statement for election to the Board;

●	“FOR” the approval of the Auditor Appointment Proposal;

●	“FOR” the approval of the Reverse Stock Split Proposal;

●	“FOR” the approval of the Debt Financing Proposal;

●	“FOR” the approval of the Future Financings Proposal; and

●	“FOR” the approval of the Adjournment Proposal.

Q: How do I vote at the Annual Meeting?

A: Please refer to the instructions included on your proxy card or voting instruction form to vote at the virtual Annual Meeting.

You may vote by mail by returning the proxy card to the address on the enclosed envelope.

If you are a stockholder of record, you may vote in the following ways:

●	By Internet Prior to the Annual Meeting: Go to www.proxyvote.com and follow the instructions to submit your vote electronically. You will need the 16-digit control number included on your proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on July 22, 2026 to be counted.

●	By Telephone: Call the toll-free number listed on your proxy card and follow the recorded instructions. You will need the 16-digit control number included on your proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on July 22, 2026 to be counted.

●	By Mail: Complete, sign, and date the proxy card and return it in the postage-paid envelope provided.

If you do not have your 16-digit control number, you may still attend the Annual Meeting as a guest by entering your name and email address, but you will not have the option to vote your shares or submit questions during the Annual Meeting.

If your shares are held in a “street name,” you must:

●	Obtain a legal proxy from your broker, bank or other nominee;

●	Follow the voting instructions provided by your broker, bank, or other nominee to direct how your shares are voted. You may vote by the internet, telephone, or mail methods provided by your nominee.

To vote online during the Annual Meeting, you will need to obtain a legal proxy from your broker, bank, or other nominee and obtain a 16-digit control number.  Please contact your broker, bank, or other nominee for instructions on how to obtain your control number and a legal proxy.  You will need to enter your 16-digit control number at www.virtualshareholdermeeting.com/TNON2026 in order to attend, vote, and submit questions during the Annual Meeting.

If you do not have a 16-digit control number or a copy of legal proxy, you may still attend the Annual Meeting as a guest by entering your name and email address, but you will not have the option to vote your shares or submit questions during the Annual Meeting.

If you encounter technical difficulties:

We will have technicians ready to assist you with any technical difficulties you may have in accessing the Annual Meeting live webcast. Please be sure to check in by 10:00 a.m., Pacific time, on July 23, 2026, the day of the Annual Meeting, so that we may address any technical difficulties before the Annual Meeting live webcast begins. If you encounter any difficulties accessing the Annual Meeting live webcast during the check-in or meeting time, please call the telephone number provided on the login page at www.virtualshareholdermeeting.com/TNON2026.

The Company urges you to vote before July 22, 2026 to ensure that your vote is timely received and counted.

Q: Can I change my mind after I vote?

A: You may change your vote at any time before the polls close at the Annual Meeting. You may do this by:

●	signing another proxy card with a later date and returning it to us prior to the Annual Meeting; or

●	voting again by telephone or through the Internet during the virtual Annual Meeting.

Your attendance at the Annual Meeting will not have the effect of revoking a proxy unless you take any of the actions noted above.

Q: Who will count the votes?

A: Jan Castillo, affiliated with Broadridge Financial Solutions., Inc., who is an independent inspector and not affiliated with the Company or any director, director nominee or officer of the Company, will count the votes and will serve as the inspector of election.

Q: What if I return my proxy card but do not provide voting instructions?

A: If you vote by proxy card, your shares will be voted as you instruct by the individuals named as proxies on the proxy card. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board. These recommendations are:

●	FOR the election of the seven (7) nominees for director named in this Proxy Statement (Proposal 1);

●	FOR the approval of the Auditor Appointment Proposal (Proposal 2);

●	FOR the approval of the Reverse Stock Split Proposal (Proposal 3);

●	FOR the approval of the Debt Financing Proposal (Proposal 4);

●	FOR the approval of the Future Financings Proposal (Proposal 5); and

●	FOR the approval of the Adjournment Proposal (Proposal 6).

Q: What does it mean if I receive more than one proxy card?

A: It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Vstock Transfer, LLC, which may be reached at (212) 828-8436.

Q: Will my shares be voted if I do not provide my proxy?

A: Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the rules of the New York Stock Exchange, which apply to all NYSE-member brokers regardless of listing exchange to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The Auditor Appointment Proposal and the Reverse Stock Split Proposal are considered routine matters for which brokerage firms may vote shares for which they have not received voting instructions. The other proposals to be voted on at our Annual Meeting are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum but will have no effect on the outcome of the vote on non-routine proposals.

Q: How many votes must be present to hold the Annual Meeting?

A: Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting online or if you properly return a proxy by internet, telephone or mail. In order for us to conduct our Annual Meeting, a 33 1/3% of the outstanding shares of our voting stock, as of the Record Date, entitled to vote must be present or represented by proxy at the Annual Meeting. This is referred to as a quorum. Our common stock and our Series A Preferred Stock and Series B Preferred Stock, each of which is entitled to vote with the common stock as a single class, are counted together for purposes of determining a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

Q: How many votes are needed to elect directors?

A: You may vote “FOR ALL” nominees, “WITHHOLD ALL” nominees or “FOR ALL EXCEPT” those nominees noted by you on the appropriate portion of your proxy or voting instruction card. Unless you mark “WITHHOLD ALL” or “FOR ALL EXCEPT” with respect to a particular nominee or nominees, your proxy will be voted “FOR ALL” the director nominees named in this proxy statement. In an uncontested election, a nominee will be elected as a director if the number of “FOR” votes exceeds the number of votes withholding authority. In a contested election, a nominee will be elected director if he receives more votes than another nominee. Thus, the seven (7) directors with the most votes “FOR” will be elected to the Board. Broker non-votes and withheld votes will not affect the outcome of the vote on directors.

Q: How many votes are needed to approve the other proposals?

A: The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote is required to approve the Auditor Appointment Proposal, the Debt Financing Proposal and the Future Financings Proposal. Abstentions will be treated as votes against these proposals. The affirmative vote of a majority of the votes cast is required to approve the Adjournment Proposal; abstentions will have no effect on the Adjournment Proposal. The affirmative vote of a majority of the outstanding stock entitled to vote is required to approve the Reverse Stock Split Proposal; abstentions and broker non-votes will have the same effect as votes against the Reverse Stock Split Proposal. Brokerage firms have discretionary authority to vote customers’ unvoted shares held in street name on the Auditor Appointment Proposal and the Reverse Stock Split Proposal, which are considered routine matters. Brokerage firms do not have authority to vote customers’ unvoted shares on the remaining proposals. If a broker does not exercise this authority on non-routine proposals, such broker non-votes will have no effect on the results of the vote on those proposals. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Haskell and White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, the audit committee of our Board (“Audit Committee”) will reconsider its appointment.

Q: Is voting confidential?

A: We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, a representative of Broadridge Financial Solutions, Inc., an independent third party, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.

Q: When will the Company announce the voting results?

A: The Company may announce preliminary voting results after the adjournment of the Annual Meeting and will announce the final voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC within four (4) business days after the Annual Meeting.

Q: Do any directors or officers of the Company have a personal interest in the matter to be acted upon at the Annual Meeting?

A: Except for those directors who are nominated for election at the Annual Meeting, no officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Auditor Appointment Proposal, the Reverse Stock Split Proposal, the Debt Financing Proposal, the Future Financings Proposal or the Adjournment Proposal that is not shared by all other stockholders.

Q: What if other matters are presented for consideration at the Annual Meeting?

A: The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than those described herein. If other matters do arise, the Board has made no recommendation as to how the proxies will vote on such other matters. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy card as proxies to vote the shares represented thereby on such matters in their discretion and in accordance with their best judgment.

Q: Whom do I call if I have questions?

A: If you have any questions, need additional material, or need assistance in voting your shares, please feel free to contact Tenon Medical, Inc., Investor Relations, 104 Cooper Ct., Los Gatos, CA 95032 or by calling Investor Relations at (408) 649-5760, or by sending an e-mail to tenon@mzgroup.us.

MATTERS REQUIRING STOCKHOLDER ACTION

PROPOSAL 1

ELECTION OF DIRECTORS (Item 1 on the Proxy Card)

Proposal: The Board of Directors is asking that you vote to elect Steven Foster, Richard Ginn, Ivan Howard, Richard Ferrari, Kristine Jacques, Robert Weigle and Stephen Hochschuler, M.D. as directors to serve until the 2027 Annual Meeting of the Stockholders of the Company.

Nominees

There are seven (7) nominees recommended by the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) for election this year to hold office until the 2027 Annual Meeting of the Stockholders and until their respective successors are elected and qualified. Our Board has nominated: (i) Steven Foster; (ii) Richard Ginn; (iii) Ivan Howard; (iv) Richard Ferrari; (v) Kristine Jacques; (vi) Stephen Hochschuler, M.D.; and (vii) Robert Weigle and our management has no reason to believe that any nominee will be unable to serve. Their biographies are provided on pages 9 to 11. The biographies of each of the nominees contain information regarding the person’s service as a director, business experience, public-company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company. In addition to the information presented above regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Tenon Medical and our Board. Finally, we value their significant experience on other public company boards of directors and board committees.

Vote Required

A nominee will be elected as a director if he receives a plurality of the votes cast, in person or by proxy, at the Annual Meeting. This means that a nominee for election as a director who receives the highest number of affirmative votes at the Annual Meeting will be elected as a director. Withheld votes and broker non-votes will have no effect on the outcome of the vote.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” each of the nominees named above. If a nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board.

The Board recommends that you vote “FOR” the election of all of these nominees.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding our directors and executive officers:

Name	Age	Position	Director Since	Board Committee
Steven M. Foster	58	Chief Executive Officer and President, Director	2021	None

Richard Ginn	60	Chief Technology Officer, Chief Operations Officer and Director	2012	None

Kevin Williamson	41	Chief Financial Officer, Secretary	—	—

Wyatt Geist	57	Chief Innovation Officer	—	—

Nathaniel Grawey	43	Chief Commercial Officer	—	—

Richard Ferrari	71	Executive Chairman of the Board	2012

Ivan Howard	58	Director	2022	Audit – Chairman; Compensation

Kristine M. Jacques	58	Director	2024	Audit; Compensation

Stephen H. Hochschuler, M.D.	82	Director	2022	Nominating and Corporate Governance

Robert Weigle	65	Director	2022	Audit; Compensation – Chairman; Nominating and Corporate Governance – Chairman

Steven M. Foster has been our Chief Executive Officer, President, and a director of the Company since June 2021. Mr. Foster has over 30 years of marketing, sales, operations and general management experience. From 2015 to present, Mr. Foster has been a principal with CTB Advisors, LLC in Brentwood, Tennessee. CTB Advisors was founded as a single member limited liability company for the purpose of providing medical device organizations and physicians with consultative assistance on commercialization focused projects. Projects included: CRM based clinician engagement program design, training and implementation for NuVasive (NUVA). Valuation assessment / business plan development of early-stage spine technology including IP assessment and regulatory pathway definition. M&A (SafeOp Surgical) integration project, Alphatec Spine (ATEC). Current Status: Exclusive to ATEC. From March 2022 to present, Mr. Foster has also been serving as a director and a member of a compensation committee of Happe Spine. From 2012 to 2014 Mr. Foster was Global Commercialization President of Safe Orthopedics SAS, Paris, FR (based in Michigan): There Mr. Foster worked on early-stage commercialization of a novel single-use / sterile / traceable surgical kit for lumbar spine fusion. His focus included pre-clinical design, clinician advisor team development, early marketing, web design, convention presence and P&L preparation and management. Technology reached 200 global surgeries in first 12 months of commercialization. From 1992 to 2012 Mr. Foster was part of the Danek Group Inc., Sofamor Danek, Medtronic Spine organization where he held a variety of marketing, sales administration and general management roles, including as VP / GM of Medtronic Spine’s Western Europe operations from 2007-2010. Mr. Foster received a Bachelor of Science, Business Administration with a concentration in Marketing and Management from Central Michigan University in 1990.

Richard Ginn is a founder, the Chief Technology Officer, Chief Operations Officer and a director of the Company. Mr. Ginn’s focus is primarily on intellectual property and product development, he has travelled throughout the world to train physicians and participated in multiple FIH trials and is a named inventor on more than 300 patents for medical devices. Over the course of his career, he has helped raise more than $100 million in venture capital and has provided an average 10x return to his investors. Mr. Ginn is the founder of TransAortic Medical, an embolic protection device company, and is its President, CEO and a director from 2013 to present. At TransAortic, Mr. Ginn Managed all corporate operations, raised capital to support company needs; managed acquisition of technology by strategic partner; managed all Intellectual Property; and set up European distribution for CE Marked device. Mr. Ginn is the founder of Promed, a large hole femoral closure device company and was the CEO, President and a director from 2012 to 2019. At Promed he managed all corporate operations; raised capital to support company needs; and managed all intellectual property.

Kevin Williamson is our Chief Financial Officer. Mr. Williamson has been the Chief Financial Officer since September 3, 2024. Before joining the Company, Kevin Williamson served as the Chief Financial Officer at Accelus Inc., a Florida-based medical device company focused on expandable spinal implant technology. In this role, from April 2020 to June 2024, Mr. Williamson was responsible for the Finance organization, Investor Relations and information technology functions. Prior to this role, Mr. Williamson served as the Director of Finance at Accelus Inc. from February 2019 to April 2020, where he was responsible for Financial Planning and Analysis. From 2015 to 2019 Mr. Williamson held various roles of increasing responsibility in the Corporate Finance department at NuVasive, Inc., a California-based medical device company focused on minimally invasive spine surgery. Mr. Williamson holds a B.S. in Business Administration, Finance from San Diego State University and an M.B.A. from the University of San Diego - Knauss School of Business.

Wyatt Geist is our Chief Innovation Officer, where he has served since August of 2025. Currently Mr. Geist also serves as Chairman for GeoToll Inc. (since April 2012), an e-business that uses enhanced GPS to make tolling possible via smartphones, and Partner at Mergeit.AI (since August 2025). From February 2023 to July 2025 Mr. Geist served as Chief Executive Officer and sole board member for SiVantage, Inc., a medical device company focused on sacroiliac joint fusion technologies whose assets were acquired by the Company in August 2025. Mr. Geist served as Chief Technology Officer and board member for Accelus, Inc., a medical device company focused on expandable spinal implant technology, from April 2016 to December 2022. Mr. Geist holds a B.S. in Microbiology from Auburn University.

Nathaniel Grawey is our Chief Commercial Officer, where he has served since August of 2025. Mr. Grawey most recently served from July 2023 to April 2025 as the Co-Founder and President of SiVantage, Inc., a medical device company focused on sacroiliac joint fusion technologies whose assets were acquired by the Company in August 2025. From 2022 to 2023, Mr. Grawey served as Director of Business Development at Accelus Inc., a medical device company focused on expandable spinal implant technology where he was responsible for commercialization strategy and market development initiatives. Mr. Grawey served as a Senior Field Sales Representative at Medtronic plc, a medical technology company, from March 2011 to July 2022 where he managed spine product portfolios and supported the adoption of surgical technologies. Mr. Grawey holds a B.S. in Aeronautical Science from Embry-Riddle Aeronautical University and an M.B.A. from Louisiana State University Shreveport.

Richard Ferrari is a founder, a director and Executive Chairman of the Company. Since 2000, Mr. Ferrari has been and currently is a co-founder and Board Member of Denovo Ventures, a $650 million venture firm specializing in Medical Devices and Biotechnology. From January 2019 until April 2021 Mr. Ferrari was employed as Chief Executive Officer and Chairman of the Board of Directors of PQ Bypass which culminated is a successful acquisition by Endologix. Mr. Ferrari has been a board member (Vice Chairman) of ABS Interventional from 2020 to the present; a board member (Executive Chairman) of Heart Beam Inc. from 2020 to the present; and a board member (Chairman of Compensation Committee) of Pulmonx from 2015 to the present. Mr. Ferrari has raised over $1 billion for the companies he has been involved with and been a key member of the various boards M&A teams achieving over $2 billion in Acquisitions. Mr. Ferrari continues to mentor and advise a number of CEO’s and start-up companies on strategy and building organizations dedicated to delivering excellence. Mr. Ferrari is the creator of Excellence by Choice a series of lectures and presentations to help early-stage companies perform at the highest level of execution. Mr. Ferrari received a Bachelor’s Degree in Education from Ashland University and an MBA from University of South Florida.

Ivan Howard is a director of the Company. Mr. Howard has been since 2019 and currently is Executive Director of Alternative Investments for Banco Santander, a multinational financial services company. From 2020 to 2024 Mr. Howard served as Director on the Collier County Farm Bureau board of directors. From 2016 to 2020, Mr. Howard served as Chairman of the Hendry/Glades County Farm Service Agency. From 2020 to 2023,  Mr. Howard served on on the U.S. Department of Agriculture Advisory Committee on Minority Farmers. From 2018 Mr. Howard has been and is currently a member of the University of Florida College of Biomedical Engineering External Advisory board. Mr. Howard holds an MBA from Mercer University and a Master’s Degree in Biomedical Engineering from the University of Florida. Mr. Howard also holds a Certified Investment Management Analyst (CIMA) certification.

We believe that Mr. Howard is well qualified to serve as a Director on our Board with his financial services and board membership experience.

Kristine M. Jacques was appointed as a director of the Company in March 2024. From March 2023 to present Ms. Jacques has been serving as a General Manager of Kj-VB MedTech Consulting, LLC, a consulting services company. From November 2019 until January 2023, Ms. Jacques was Vice President and General Manager, Interventional Pain Therapies at Vivex Biologics, Inc., a medical device company where she implemented a comprehensive strategic plan of a disruptive technology in the interventional spine market serving a significant unmet clinical need and potential $38 billion plus total addressable market, non-surgical treatment for chronic low back pain. From 2007 to 2017, Ms. Jacques was a Vice President at Alphatec Spine, Inc (Nasdaq:ATEC), a medical device company where she led the development and execution of a 3-year portfolio strategy to grow market share through identifying opportunities for innovation, maximizing product positioning and differentiation and delivering high quality products to meet the clinical and unmet needs of surgeons and their patients. From 1995 until 2007, Ms. Jacques served in various management positions at General Electric Corporation, prior to which she served from 1991 until 1994 at various management positions at Smith & Nephew, PLC, both of which are publicly traded. Previously, she was an Account Manager, Senior Investment Analyst for General Electric Capital Corporation from 1988 until 1991. Ms. Jacques received a Bachelor of Arts degree in Finance Administration from Michigan State University.

We believe that Ms. Jacques is well qualified to serve as a Director on our Board with her experience as a senior executive in the spine and medical device industries.

Stephen H. Hochschuler, M.D. is a director of the Company. Dr. Hochschuler is a world-renowned orthopedic spine surgeon. Dr. Hochschuler is the co-founder of the Texas Back Institute and founder of Back Systems, Inc., and founding Chairman of Innovative Spinal Technologies, Dr. Hochschuler has severed on numerous boards of directors and advisory boards for medical and scientific institutions. Dr. Hochschuler is a member of numerous national and international professional organizations including the American Academy of Orthopedic Surgeons; the American Pain Society; North American Spine Society; and the Southwest Chapter of the Society of International Business Fellows. Internationally, he is a member of the International Intradiscal Therapy Society; the International Society for Minimal Intervention in Spinal Surgery; the International Society for the Study of the Lumbar Spine; and is a founding board member of the Spinal Arthroplasty Society. He has also been a founding board member of The American Board of Spine Surgery and The American College of Spine Surgery. He is published in a wide range of professional journals and has delivered numerous presentations worldwide. Dr. Hochschuler holds a BA from Columbia College and his medical degree from Harvard Medical School.

We believe that Dr. Hochschuler is well qualified to serve as a Director on our Board with his experience as an orthopedic spine surgeon and his service on boards of directors and advisory boards of medical and scientific institutions as a member of the board of directors.

Robert K. Weigle is a director of the Company. He currently is and has been since October 2020, the CEO of Prime Genomics, a saliva-based diagnostics company utilizing Genomics. Mr. Weigle is also currently an executive in residence with DigitalDX, a venture capital firm. Mr. Weigle was CEO and a director of Benvenue Medical from May 2009 until August 2020. Benvenue was a Silicon Valley based medical device company, which raised over $200 million in funding. At Benvenue Mr. Weigle led growth from pre-clinical to successful clinical trials to commercial launch of first-generation devices in two distinct markets, one for the treatment of compression fractures in the spine and the second for the treatment of degenerative disc disease, resulting in a first full-year run rate exceeding $1 million per month. Mr. Weigle oversaw all early aspects of corporate strategy, including defining, communicating and executing the company’s overall business model; and represented Benvenue to the investment community. Mr. Weigle was also a senior executive at numerous healthcare/medical device companies, including TherOx, Inc, Cardiac Pathways, Baxter Healthcare and Cardima Corporation. Mr. Weigle also has relevant experience at Johnson & Johnson. Mr. Weigle holds a BA in Political Science from University of California, Berkeley.

We believe that Mr. Weigle is well qualified to serve as a Director on our Board with his experience in leading medical device companies both as a senior executive and as a member of the board of directors.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

CORPORATE GOVERNANCE

The business and affairs of Tenon Medical are managed under the direction of the Board. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to the Company’s stockholders. The Board believes that its practices align management and stockholder interests.

The Corporate Governance section of the Company’s website makes available the Company’s corporate governance materials, including the Second Amended and Restated Certificate of Incorporation, as corrected and amended (“Certificate of Incorporation”) as of the date of this Proxy Statement, and bylaws, the charters for each Board committee, the Company’s Code of Conduct and information about how to report concerns about the Company. To access these documents on the Company’s website, please visit https://ir.tenonmed.com/corporate-governance/governance-documents.

Board Composition/Election

Our Board presently consists of seven (7) directors whose terms expire at this Annual Meeting. Our directors are elected annually. Other than Kristine Jacques, all of the current independent directors have served on the Board since the effective date of the Company’s registration statement for its initial public offering in April 2022.

The Board has fixed the number of directors at seven (7).

As discussed in more detail later in this section, the Board has determined that four (4) of the seven (7) individuals standing for election are independent under the rules of Nasdaq.

Board Meetings

The Board met a total of 4 times during fiscal year 2025 in person or via video or teleconference and acted by unanimous written consent 10 times. The committees met a total of 8 times during fiscal year 2025 in person or via video or teleconference and acted by unanimous written consent 6 times. Each of the directors who served in the fiscal year 2025 attended at least 96% of the meetings of the Board and the committees of which he was a member and that were held during the period he served as a director.

Selection of Nominees for The Board of Directors

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The Nominating and Corporate Governance Committee’s charter provides that it may retain a third-party executive search firm to identify candidates from time to time. Our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and are selected based upon contributions they can make to the Board and management. The Nominating and Corporate Governance Committee’s assessment of a proposed candidate may include a review of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries and such other factors as the Nominating and Corporate Governance Committee determines are relevant in light of the needs of the Board. The Nominating and Corporate Governance Committee believes that its nominees should reflect a diversity of experience, gender, race, ethnicity and age. The Board does not have a specific policy regarding director diversity. The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, and the evaluations of other prospective nominees, if any.

In connection with this evaluation, it is expected that each member of the Nominating and Corporate Governance Committee will interview the prospective nominee before the prospective nominee is presented to the full Board for consideration. After completing this evaluation and interview process, the Nominating and Corporate Governance Committee will make a recommendation to the full Board as to the person(s) who should be nominated by the Board, and the Board determines the nominee(s) after considering the recommendation and report of the Nominating and Corporate Governance Committee. We look for director candidates who have the skills and experience necessary to help us achieve success within our industry.

We believe that each of our directors has the necessary qualifications to be a value-added member of our Board. As noted in the director biographies, our directors have experience, qualifications and skills across a wide range of public and private companies, possessing a broad spectrum of experience both individually and collectively.

There are no arrangements or understanding between any of the directors or the director nominee or officers of our Company or any other person pursuant to which any officer or director or director nominee was or is to be selected as an officer or director or director nominee.

Since the date of our most recent periodic report, there were no changes to the procedure by which our security holders may recommend nominees to our Board.

Nominees for Director

The Board nominated Mr. Foster, Mr. Ginn, Mr. Howard, Mr. Ferrari, Ms. Jacques, Mr. Weigle and Dr. Hochschuler to stand for election for the seven (7) Board seats. Each such individual has consented to serve if elected.

If elected, we expect that all of the aforementioned nominees will serve as directors and hold office until the 2027 Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until their death, retirement or resignation.

Stockholder Nominations

For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Nominating and Corporate Governance Committee.

To be timely, a stockholder’s notice shall be delivered to the Chief Financial Officer at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees.

Nominations and the solicitation notice should be sent to the Nominating and Corporate Governance Committee, Tenon Medical, Inc., 104 Cooper Ct., Los Gatos, CA 95032.

As of the date of this Proxy Statement, we have not received timely notice of any nomination by a stockholder.

Ethical Guidelines

Tenon Medical, Inc.’s code of conduct (“Code”) was adopted to emphasize the Company’s commitment to the highest standards of business conduct. The Code applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The Code is available on our corporate website at https://ir.tenonmed.com/corporate-governance/governance-documents. The Code requires compliance with applicable law, discusses how conflicts of interest are handled, requires familiarity with the Company’s disclosure requirements and provides for waivers under certain circumstances. We intend to disclose any amendments to our code of conduct, or waivers of its requirements, on our website or in filings under the Exchange Act to the extent required by applicable rules and exchange requirements.

Board Leadership

The Nominating and Corporate Governance Committee annually reviews the Board’s leadership structure and evaluates the performance and effectiveness of the Board. The Board retains the authority to modify its leadership structure in order to stay current with our Company’s circumstances and advance the best interests of the Company and its stockholders as and when appropriate. The Board’s annual self-evaluation includes questions regarding the Board’s opportunities for open communication and the effectiveness of executive sessions.

Director Independence

Our Board is composed of a majority of “independent directors” as defined under the rules of Nasdaq. We use the definition of “independence” applied by Nasdaq to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the 3 years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on the information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Ivan Howard, Kristine M. Jacques, Robert K. Weigle and Stephen H. Hochschuler, M.D. are independent directors of the Company.

Role of Board in Risk Oversight Process

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk.

Board Committees

The Board has established three standing committees: (i) Audit Committee; (ii) compensation committee of the Board (the “Compensation Committee”); and (iii) Nominating and Corporate Governance Committee. Each of the committees operates pursuant to its charter. The committee charters will be reviewed annually by the Nominating and Corporate Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Nominating and Corporate Governance Committee may propose revisions to the charters. The responsibilities of each committee are described in more detail below.

Audit Committee. The Audit Committee consists of three directors, Ivan Howard (Chairman of the committee), Kristine Jacques and Robert Weigle, all of which are currently “independent” as defined by Nasdaq and includes an audit committee financial expert, Mr. Howard, within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. The audit committee’s duties are specified in a charter and include, but not be limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual disclosure report;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The Audit Committee is composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

Compensation Committee. The Compensation Committee consists of three directors, Kristine Jacques, Ivan Howard and Robert Weigle (Chairman of the committee), all of which are “independent” as defined by Nasdaq. The Compensation Committee’s duties are specified in a charter and include, but not be limited to:

●	reviews, approves and determines, or makes recommendations to our Board regarding, the compensation of our executive officers;

●	administers our equity compensation plans;

●	reviews and approves, or makes recommendations to our Board regarding incentive compensation and equity compensation plans; and

●	establishes and reviews general policies relating to compensation and benefits of our employees.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of two directors, Robert Weigle (Chairman of the committee) and Stephen Hochschuler, both of which are “independent” as defined by Nasdaq. The Nominating and Corporate Governance Committee’s duties are specified in a charter and include, but not be limited to:

●	identifying, reviewing and evaluating candidates to serve on our Board consistent with criteria approved by our board of directors;

●	evaluating director performance on our board of directors and applicable committees of our Board and determining whether continued service on our Board is appropriate;

●	evaluating nominations by stockholders of candidates for election to our Board; and

●	corporate governance matters.

AUDIT COMMITTEE REPORT

The Audit Committee: The members of the Audit Committee (for purposes of this report, the “Committee”) are Messrs. Ivan Howard, who serves as Chairman, Robert Weigle and Ms. Kristine Jacques. The Board has determined that all of the members of the Committee are independent within the meaning of applicable SEC regulations and the listing standards of the Nasdaq and that Mr. Howard, the Chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Howard has accounting and related financial management expertise within the meaning of the listing standards of the Nasdaq and that each member of the Committee is financially literate within the meaning of the Nasdaq listing standards.

Audit Committee Charter: The Audit Committee operates under a written charter adopted by the Board. The charter is reviewed by management at least annually, and any recommended changes are presented to the Committee for review and approval. The charter is available on our website at: https://ir.tenonmed.com/corporate-governance/governance-documents.

Audit Committee Responsibilities: The Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls and procedures and disclosure controls and procedures, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Company’s internal audit function and independent auditors. The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Committee, from the Company for such advice and assistance.

The Committee has sole authority over the selection of the Company’s independent auditors and manages the Company’s relationship with its independent auditors (who report directly to the Committee). Each year, the Committee evaluates the performance, qualifications and independence of the independent auditors. The Committee is also involved in the selection of the lead audit partner. In evaluating the Company’s independent auditors, the Committee considers the quality of the services provided, as well as the independent auditors’ and lead partner’s capabilities and technical expertise and knowledge of the Company’s operations and industry.

The Committee met 4 times during the fiscal year ended 2025. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings generally include private sessions with the Company’s independent auditors, without the presence of the Company’s management. In addition to the scheduled meetings, senior management confers with the Committee or its Chair from time to time, as senior management deems advisable or appropriate, in connection with issues or concerns that arise throughout the year.

Management is responsible for the Company’s financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing the effectiveness of the Company’s internal control over financial reporting. The Committee’s responsibility is to monitor and review the Company’s financial reporting process and discuss management’s report on the Company’s internal control over financial reporting. It is not the Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the U.S. and that the Company’s internal control over financial reporting is effective. The Committee has also relied, without independent verification, on the opinion of the independent auditors included in their report regarding the Company’s financial statements and effectiveness of internal control over financial reporting.

Oversight Matters: As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. With respect to each 2025 fiscal reporting period, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the U.S., and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussions with the independent auditors of matters required to be discussed pursuant to Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communication with Audit Committees), including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Committee has also discussed with Haskell & White LLP matters relating to their respective independence, including a review of audit and non-audit fees and the written disclosures and letter received from Haskell & White LLP required by applicable requirements of the PCAOB regarding their respective communications with the Committee concerning independence. The Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors’ independence. The Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax and other services), on the amount of fees and scope of audit, audit-related, tax and other services provided.

In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Committee also reviews and discusses legal and compliance matters with management, and, as necessary or advisable, the Company’s independent auditors.

Audit Committee Recommendation: Based on the Committee’s discussions with management and the independent auditors and the Committee’s review of the representations of management and the report of the independent auditors to the Board and stockholders, and subject to the limitations on the Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Committee recommended to the Board that it included the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

This report has been furnished by the members of the Audit Committee:

Ivan Howard, Chairman

Robert Weigle

Kristine Jacques

DIRECTOR COMPENSATION

The Compensation Committee establishes and reevaluates if it deems it necessary or prudent in its discretion, the cash and equity awards (amount and manner or method of payment) to be made to non-employee directors for such fiscal year. In making this determination, the Compensation Committee may utilize such market standard metrics as it deems appropriate, including, without limitation, an analysis of cash compensation paid to our peer group’s independent directors.

The Compensation Committee has the power and discretion to determine in the future whether non-employee directors should receive annual or other grants of options to purchase shares of common stock or other equity incentive awards in such amounts and under such policies as the Compensation Committee may determine utilizing such market standard metrics as it deems appropriate, including, without limitation, an analysis of equity awards granted to independent directors of our peer group.

The following summary board compensation table provides information regarding the board compensation paid during our fiscal year ended December 31, 2025 to our board members. Only our independent directors received compensation for being directors during fiscal year 2025.

Director	Cash Compensation (1)	Equity Compensation (2)	Total Compensation
Ivan Howard	$67,500	$21,464	$88,964
Kristine M. Jacques	$57,500	$20,293	$77,793
Robert Weigle	$75,000	$21,464	$96,464
Stephen Hochschuler	$45,000	$21,464	$66,464
Total	$245,000	$84,685	$329,685

(1)	Ivan Howard received $40,000 as a board retainer, $20,000 for being Audit Committee Chairman and $7,500 for being a member of the Compensation Committee; Kristine Jacques received $40,000 as a board retainer, $10,000 for being a member of the Audit Committee and $7,500 for being a member of the Compensation Committee; Robert Weigle received $40,000 as a board retainer, $10,000 for being Nominating and Corporate Governance Committee Chairman, $15,000 for being the Compensation Committee Chairman and $10,000 for being a member of the Audit Committee; and Stephen Hochschuler received $40,000 as a board retainer and $5,000 for being a member of the Nominating and Corporate Governance Committee.

(2)	The dollar amounts in this column reflect the aggregate grant date fair value of all options and RSUs granted during the indicated fiscal year computed in accordance with accounting standards.

EXECUTIVE COMPENSATION

The following summary compensation table provides information regarding the compensation paid during our fiscal years ended December 31, 2025 and 2024 to our Chief Executive Officer (principal executive officer), our current and former Chief Financial Officers and Chief Technology Officer. We refer to these individuals as our “named executive officers.”

Summary Compensation Table

Name and Principal Position	Salary ($)	($) Bonus	Option/RSU Awards(1) ($)	Total ($)
Steven M. Foster, Chief Executive Officer
2025	$400,000	$—	$321,334	$721,334
2024	$363,784	$—	$4,737	$368,521
Kevin Williamson, Chief Financial Officer(2)
2025	$315,000	$—	$134 490	$449,490
2024	$102,127	$—	$21,815	$123,942
Richard Ginn, Chief Technology Officer
2025	$290,000	$—	$288,594	$578,594
2024	$282,716	$—	$2,617	$285,333
Steven Van Dick, Former Chief Financial Officer(3)
2024	$318,125	$—	$3,842	$321,970

(1)	The dollar amounts in this column reflect the aggregate grant date fair value of all options and RSUs granted during the indicated fiscal year computed in accordance with accounting standards. In 2024, in accordance with the Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units offered to all employees, Mr. Foster, Mr. Van Dick and Mr. Ginn exchanged then existing out of the money stock options for restricted stock units.

(2)	Mr. Williamson was appointed Chief Financial Officer beginning on September 3, 2024.

(3)	Mr. Van Dick retired and resigned from his position as Chief Financial Officer effective July 31, 2024.

Employment Agreements with Named Executive Officers

We executed the following employment agreements with our named executive officers. The material terms of each of those arrangements are summarized below. The summaries are not complete descriptions of all provisions of the employment arrangements and are qualified in their entirety by reference to the written employment arrangements, each filed as an exhibit to 2025 Annual Report.

Foster Employment Agreement. Steven M. Foster, our Chief Executive Officer and President and a member of our Board, and the Company entered into an Employment Agreement dated as of June 1, 2021 (the “Foster Employment Agreement”). The Foster Employment Agreement provides Mr. Foster an annual base salary of $300,000, an annual bonus of up to $120,000 based upon achievement of mutually agreed upon milestones, options to purchase shares of our common stock in an amount sufficient to maintain Mr. Foster’s equity ownership at 4%, which were granted at the closing of our initial public offering and employee benefits that are generally given to our senior executives. Upon approval of the Compensation Committee, effective as of March 1, 2026 Mr. Foster’s compensation package was changed to annual base salary of $420,000, an annual bonus of up to 50% of base salary based upon achievement of mutually agreed upon milestones, a second bonus of up to $100,000 based on certain milestones determined by our Board and employee benefits that are generally given to our senior executives.

Under the Foster Employment Agreement, in the event that Mr. Foster’s employment is terminated by us without cause (as described in the Foster Employment Agreement) or by Mr. Foster for good reason (as described in the Foster Employment Agreement), Mr. Foster would be entitled to (1) severance equal to his base salary at termination, payable in instalments over the 12-month period following termination and (2) payments in respect of continuing health care coverage for up to twelve months following termination. In addition, upon a change in control of the Company, Mr. Foster would be entitled to (1) vesting of his options granted prior to the date of the Foster Employment Agreement and (2) a lump sum cash payment of one year of his base salary and bonus opportunity then in effect.

If Mr. Foster is terminated for cause or because of death or disability or resigns without good reason, then all vesting of Mr. Foster’s equity awards and payments of compensation will immediately terminate and any severance benefits will be paid in accordance with established policies, if any, then in effect.

The Foster Employment Agreement contains restrictive covenants and other obligations relating to non-solicitation of our employees, non-disclosure of our proprietary information and assignment of inventions.

Ginn Employment Agreement. Richard Ginn, our founder, Chief Technology Officer and a director of the Company, and the Company entered into an Employment Agreement dated as of June 1, 2021 (the “Ginn Employment Agreement”). The Ginn Employment Agreement provides Mr. Ginn an annual base salary of $275,000, an annual bonus of up to 30% of base salary based upon achievement of mutually agreed upon milestones, a second bonus of up to $200,000 based on certain milestones determined by our Board and employee benefits that are generally given to our senior executives. Upon approval of the Compensation Committee, effective as of March 1, 2026 Mr. Ginn’s compensation package was changed to annual base salary of $304,500, an annual bonus of up to 35% of base salary based upon achievement of mutually agreed upon milestones, a second bonus of up to $50,000 based on certain milestones determined by our Board and employee benefits that are generally given to our senior executives.

Under the Ginn Employment Agreement, in the event that Mr. Ginn’s employment is terminated by us without cause (as described in the Ginn Employment Agreement) or by Mr. Ginn for good reason (as described in the Foster Employment Agreement), Mr. Ginn would be entitled to (1) severance equal to his base salary at termination, payable in instalments over the 12-month period following termination and (2) payments in respect of continuing health care coverage for up to twelve months following termination. In addition, upon a change in control of the Company, Mr. Ginn would be entitled to (1) vesting of his options granted prior to the date of the Ginn Employment Agreement and (2) a lump sum cash payment of one year of his base salary and bonus opportunity.

If Mr. Ginn is terminated for cause or because of death or disability or resigns without good reason, then all vesting of Mr. Ginn’s equity awards and payments of compensation will immediately terminate and any severance benefits will be paid in accordance with established policies, if any, then in effect.

The Ginn Employment Agreement contains restrictive covenants and other obligations relating to non-solicitation of our employees, non-disclosure of our proprietary information and assignment of inventions.

Williamson Employment Agreement. Kevin Williamson, our Chief Financial Officer, and the Company entered into an Employment Agreement dated as of August 20, 2024 (the “Williamson Employment Agreement”). The Williamson Employment Agreement provides Mr. Williamson an annual base salary of $315,000, an annual bonus of up to 30% of his base salary based upon achievement of mutually agreed upon milestones, 50,000 RSUs and employee benefits that are generally given to our senior executives. Upon approval of the Compensation Committee, effective as of March 1, 2026 Mr. Williamson’s compensation package was changed to annual base salary of $330,750, an annual bonus of up to 35% of base salary based upon achievement of mutually agreed upon milestones, a second bonus of up to $70,000 based on certain milestones determined by our Board and employee benefits that are generally given to our senior executives.

Under the Williamson Employment Agreement, in the event that Mr. Williamson’s employment is terminated by us without cause (as described in the Williamson Employment Agreement) the Company will provide severance pay equal to 100% of the base salary for a period of 12 months from the date of termination.

The Williamson Employment Agreement contains restrictive covenants and other obligations relating to non-solicitation of our employees, non-disclosure of our proprietary information and assignment of inventions.

The above summary descriptions of the named executive officers’ employment agreements include some of the general terms and provisions of those agreements. For a more detailed description of those employment agreements, you should refer to such agreements, which are included as exhibits to our 2025 Annual Report.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of RSUs and shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2025.

	Option Awards				Equity Awards (RSUs)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of RSUs that have not Vested	Market Value of RSUs
Steven M. Foster(1)	—	—	$—	—	281,872	$268,342
Kevin Williamson(2)	—	—	$—	—	122,141	$116,278
Richard Ginn(1)	—	—	$—	—	253,153	$241,001

(1)	The RSUs for Mr. Foster and Mr. Ginn were granted on October 13, 2025, 50% of which vested on January 1, 2026 and the remaining 50% will vest on July 31, 2026.

(2)	The RSUs for Mr. Williamson consist of (i) RSUs that were granted on November 5, 2024 with the following vesting schedule: one-third vested on September 3, 2025 and the remaining two thirds will vest equally every six months over the following two years and (ii) RSUs that were granted on October 13, 2025, 50% of which vested on January 1, 2026 and the remaining 50% will vest on July 31, 2026.

Executive Chairman

On May 7, 2021, the Company entered into a Consulting Agreement (as further amended, the “Ferrari Consulting Agreement”) with Richard Ferrari, a founder of the Company and its Executive Chairman, pursuant to which Mr. Ferrari assumed the role of Executive Chairman of the Company in exchange for compensation of $22,500 per month starting September 1, 2021. Pursuant to the Ferrari Consulting Agreement, as of May 7, 2026 Mr. Ferrari shall receive $45,000 quarterly as a compensation for his services. Mr. Ferrari was also paid a bonus of $350,000, as a result of the closing of our initial public offering in April 2022. In May of 2022, Mr. Ferrari was granted RSUs which had a grant date fair value of $2,427,020 and fully vested by May 2025. The compensation paid to Mr. Ferrari during the fiscal years ended December 31, 2025 and 2024, totaled $247,500 and $270,000, respectively.

Policies and Practices for Granting Certain Equity Awards

Our policies and practices regarding the granting of equity awards are carefully designed to ensure compliance with applicable securities laws and to maintain the integrity of our executive compensation program. The Compensation Committee is responsible for the timing and terms of equity awards to executives and other eligible employees.

The timing of equity award grants is determined with consideration to a variety of factors, including but not limited to, the achievement of pre-established performance targets, market conditions and internal milestones. The Company does not follow a predetermined schedule for the granting of equity awards; instead, each grant is considered on a case-by-case basis to align with the Company’s strategic objectives and to ensure the competitiveness of our compensation packages.

In determining the timing and terms of an equity award, the Board or the Compensation Committee may consider material nonpublic information to ensure that such grants are made in compliance with applicable laws and regulations. The Board’s or the Compensation Committee’s procedures to prevent the improper use of material nonpublic information in connection with the granting of equity awards include oversight by legal counsel and, where appropriate, delaying the grant of equity awards until the public disclosure of such material nonpublic information.

The Company is committed to maintaining transparency in its executive compensation practices and to making equity awards in a manner that is not influenced by the timing of the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Company regularly reviews its policies and practices related to equity awards to ensure they meet the evolving standards of corporate governance and continue to serve the best interests of the Company and its shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 8, 2026, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of a class of Company voting stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of a class of voting stock is determined in accordance with the rules of the SEC and includes any shares of such class of the Company’s voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Applicable percentage ownership in the following table is based on 11,849,674 shares of common stock, 204,159 shares of Series A Preferred Stock and 86,454 shares of Series B Preferred Stock (which are entitled to vote with our common stock as a single class), in each case, issued and outstanding on June 8, 2026 plus, for each individual, any common stock that individual has the right to acquire within 60 days of June 8, 2026.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

	Number of Shares Beneficially Owned				Beneficial Ownership Percentages
Name and Address of Beneficial Owner(1)	Common Stock		Series A Preferred Stock(2)	Series B Preferred Stock(2)	Percent of Common Stock	Percent of Series A Preferred Stock	Percent of Series B Preferred Stock	Percent of Voting Stock(3)
Officers and Directors
Steven M. Foster, Chief Executive Officer and President	324,205	(4)	-	-	2.8%	-	-	2.6%
Kevin Williamson, Chief Financial Officer	102,580	(5)	-	-	*	-	-	*
Richard Ginn, Chief Technology Officer	212,166	(6)	-	-	1.8%	-	-	1.7%
Wyatt Geist, Chief Innovation Officer	664,198	(7)	-	-	5.7%	-	-	5.3%
Nathaniel Grawey, Chief Commercial Officer	584,032	(8)	-	-	5.0%	-	-	4.7%
Richard Ferrari, Chairman of the Board	135,329	(9)	-	-	1.2%	-	-	1.1%
Ivan Howard, Director	19,280	(10)	-	-	*	-	-	*
Kristine M. Jacques, Director	20,876	(11)	-	-	*	-	-	*
Robert K. Weigle, Director	18,284	(12)	-	-	*	-	-	*
Stephen H. Hochschuler, M.D., Director	18,670	(13)	-	-	*	-	-	*

Officers and Directors as a Group (10 persons)	2,099,619	(14)	-	-	18.1%	-	-	16.8%

5% or greater Stockholders				-			-
SiVantage, Inc.	986,528		-	-	8.5%	-	-	7.9%
The Beckham-Shufeldt Family Trust	-		66,116	-	-	32.4%	-	1.6%
Ascent Special Ventures LLC	-		67,783	-	-	33.2%	-	1.7%
Dr. James Chappuis	-		-	7,859	-	-	9.1%	* %
Norton Capital LLC	-		-	7,859	-	-	9.1%	* %
MNAZ Investment Properties	-		-	7,859	-	-	9.1%	* %
Vantage FBO Jonathan Fitzhugh Beneficiary IRA	-		-	7,859	-	-	9.1%	* %
Vantage FBO Todd Douma IRA	-		-	7,859	-	-	9.1%	* %
The 2017 Theresa A Lungwitz Rev Trust	-		-	7,859	-	-	9.1%	* %

*	Indicate less than 1% beneficial ownership.

(1)	The principal address of the named officers, directors and 5% or greater stockholders of the Company is c/o Tenon Medical, Inc., 104 Cooper Court, Los Gatos, CA 95032.

(2)	Entitles the holder to 1.25 votes per share and votes with the common stock as a single class.

(3)	Represents total ownership percentage with respect to all shares of common stock, Series A Preferred Stock and Series B Preferred Stock, as a single class.

(4)	Includes 140,936 shares of our common stock underlying restricted stock units that vest within 60 days of June 8, 2026 and 19,455 shares of our common stock underlying exercisable warrants.

(5)	Includes 58,987 shares of our common stock underlying restricted stock units that vest within 60 days of June 8, 2026.

(6)	Includes 126,577 shares of our common stock underlying restricted stock units that vest within 60 days of June 8, 2026.

(7)	Includes 19,455 shares of our common stock underlying exercisable warrants, and 487,174 shares owned by SiVantage, Inc., for which Wyatt Geist is the beneficial owner.

(8)	Includes 101,167 shares of our common stock underlying exercisable warrants, and 243,584 shares owned by SiVantage, Inc., for which Nathaniel Geist is the beneficial owner.

(9)	Includes 1,153 shares held by the Ferrari Family Trust for which Richard Ferrari is trustee and 64,565 shares of our common stock underlying restricted stock units that vest within 60 days of June 8, 2026 (includes 86 shares of our common stock underlying restricted stock units held by TCTIG, LLC for which Richard Ferrari is the beneficial owner) and 824 shares of our common stock held by TCTIG, LLC and for which Richard Ferrari has voting control.

(10)	Includes 10,818 shares of our common stock underlying restricted stock units that vest within 60 days of June 8, 2026 (includes 86 shares of our common stock underlying restricted stock units held by TCTIG, LLC for which Ivan Howard is the beneficial owner) and 824 shares of our common stock held by TCTIG, LLC and for which Ivan Howard is either the beneficial owner or has voting control.

(11)	Includes 10,147 shares of our common stock underlying restricted stock units that vest within 60 days of June 8, 2026.

(12)	Includes 10,732 shares of our common stock underlying restricted stock units that vest within 60 days of June 8, 2026.

(13)	Includes 10,732 shares of our common stock underlying restricted stock units that vest within 60 days of June 8, 2026 and 247 shares of our common that are held by SHKH, LLC, an entity for which Stephen H. Hochschuler has a controlling interest.

(14)	Includes 573,570 shares of our common stock underlying restricted stock units that vest within 60 days of June 8, 2026 and 140,077 shares of our common stock underlying exercisable warrants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under the Company’s policies and procedures for the review of related person transactions the Audit Committee reviews related person transactions in which we are or will be a participant to determine if they are in the best interests of our stockholders and the Company. Transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships in which a related person had or will have a material interest and that exceed $120,000 are subject to the Audit Committee’s review. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberation or vote respecting approval or ratification of the transaction.

Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock and their immediate family members. Immediate family members are spouses, parents, stepparents, children, stepchildren, siblings, daughters-in-law, sons-in-law and any person, other than a tenant or domestic employee, who resides in the household of a director, director nominee, executive officer or holder of 5% or more of our voting stock. After its review, the Audit Committee may approve or ratify the transaction. We believe that all of the following transactions were entered into with terms as favorable as could have been obtained from unaffiliated third parties.

On May 7, 2021, we entered into the Ferrari Consulting Agreement with Richard Ferrari, a founder of the Company and its Executive Chairman. See “Executive Compensation—Board Compensation” for a summary description of the terms of the Ferrari Consulting Agreement.

On November 10, 2025, Nathaniel Grawey, our chief commercial officer, entered into a securities purchase agreement with us for an at-the-market private investment in public equity transaction, in which he purchased 101,167 shares of our common stock and warrants to purchase up to 101,167 shares of our common stock at $1.16 per share for a total of $130,000.

Other than transactions described above and regular salary and bonus payments made to our directors and officers in the ordinary course of business as described in the section “Executive Compensation,” there have been no transactions since January 1, 2024 or any currently proposed transaction or series of similar transactions to which the Company was or is to be a party, which involved the lower of $120,000 or 1% of the average of total assets in the last two fiscal years, and in which any current or former director or officer of the Company, any 5% or greater stockholder of the Company or any member of the immediate family of any such persons had or will have a direct or indirect material interest.

PROPOSAL 2

AUDITOR APPOINTMENT PROPOSAL (Item 2 on the Proxy Card)

Proposal: The Board of Directors is asking that you vote to ratify the Board’s selection of Haskell & White LLP as our independent registered public accounting firm for fiscal year 2026.

The Audit Committee is responsible for selecting the Company’s independent auditors. The Audit Committee appointed Haskell & White LLP as the independent auditors of the Company for the 2026 fiscal year. Although shareholder approval for this appointment is not required, the Audit Committee and the Board are submitting the selection of Haskell & White LLP or ratification to obtain the views of stockholders as a matter of good corporate governance. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our Company and our stockholders.

The Company expects representatives of Haskell & White LLP to be present at the Annual Meeting and available to respond to questions which may be raised there. These representatives may comment on the financial statements if they so desire.

Principal Accountant Fees and Services

Haskell & White LLP served as our independent registered public accounting firm to audit our books and accounts for the fiscal years ended December 31, 2024 and 2025.

The table below presents the aggregate fees for professional services rendered by Haskell & White LLP, our independent registered public accounting firm, for the years ended December 31, 2025 and 2024:

	2025	2024
Audit fees	$226,000	$210,600
Audit-related fees	44,500	174,000
Tax fees	—	—
All other fees	—	—
Total fees	$270,500	$384,600

In the above tables, “audit fees” are fees billed for services provided related to the audit of our annual financial statements, quarterly reviews of our interim financial statements, and services normally provided by the independent accountant in connection with regulatory filings or engagements for those fiscal periods. “Audit-related fees” are fees not included in audit fees that are billed by the independent accountant for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These audit-related fees also consist of the review of our registration statements filed with the SEC and related services normally provided in connection with regulatory filings or engagements. “Tax fees” consist of fees and expenses for professional services for tax compliance, tax advice and tax planning. “All other fees” are fees billed by the independent accountant for products and services not included in the foregoing categories.

Audit Committee Pre-Approval Policies

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit and non-audit services permitted by law or applicable SEC regulations (including fee and terms of engagement) to be performed by our external auditor.

All of the services provided above under the caption “Audit-Related Fees” were approved by our Board of Directors or by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

Vote Required

The affirmative vote of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote is required for approval of the Auditor Appointment Proposal. For the purpose of the vote on this proposal, abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes are not expected because this proposal is considered a routine matter on which brokers have discretionary voting authority. This proposal is considered a routine matter; accordingly, if you hold your shares in street name and do not provide voting instructions, your broker may vote your shares on this proposal in its discretion.

The Board of Directors recommends that you vote “FOR” approval of this proposal.

PROPOSAL 3

REVERSE STOCK SPLIT PROPOSAL (Item 3 on the Proxy Card)

Proposal: The Board is asking you to vote to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to provide for a reverse stock split of the Company’s issued and outstanding common stock, that will be at a ratio within the range from one for two (1:2) to one for thirty five (1:35), the final ratio of which shall be determined by the Board of Directors of the Company in its sole discretion.

Overview

The Reverse Stock Split Proposal is a proposal to approve the amendment (“Reverse Stock Split Amendment”) to the Company’s Certificate of Incorporation to provide for a reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”) that will be at a ratio that is within the range of one for two (1:2) to one for thirty five (1:35) (the “Split Ratio Range”), the final ratio of which shall be determined by the Board by filing with the Secretary of State of the State of Delaware a Reverse Stock Split Amendment to the Certificate of Incorporation, substantially in the form of Appendix A to this Proxy Statement. The Reverse Stock Split Proposal, if approved, would not immediately cause the Reverse Stock Split, but rather would grant authorization to our Board to effect the Reverse Stock Split (without reducing the number of authorized shares of our common stock) with a split ratio within the Split Ratio Range, if and when determined by our Board. Our Board has deemed it advisable, approved and recommended that our stockholders adopt and is hereby soliciting stockholder approval of the amendment to the Certificate of Incorporation to, among other things, effect the Reverse Stock Split at a ratio within the Split Ratio Range.

Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders and following such approval our Board determines that effecting the Reverse Stock Split is in the best interests of the Company and our stockholders, the Reverse Stock Split would become effective upon filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware. If the Board determines to file the Reverse Stock Split Amendment, the Reverse Stock Split Amendment would state the number of outstanding shares to be combined into one share of common stock, at the ratio approved by our Board within the Split Ratio Range. The Reverse Stock Split Amendment would not change the par value of our common stock and would not impact the total number of authorized shares of our common stock. Therefore, upon effectiveness of the Reverse Stock Split, the number of shares of common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of common stock.

Although we presently intend to effect the Reverse Stock Split when and if necessary to maintain compliance with The Nasdaq Stock Market LLC’s minimum bid price requirement (the “Minimum Bid Requirement”), under Section 242(c) of the Delaware General Corporation Law, our Board has reserved the right, notwithstanding our stockholders’ adoption of the Reverse Stock Split Proposal at the Annual Meeting, to not file with the Secretary of State in the State of Delaware the Reverse Stock Split Amendment and effect the Reverse Stock Split. Our Board may consider a variety of factors in determining whether or not to effect the Reverse Stock Split and if so, the appropriate ratio within the Split Ratio Range, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our common stock, business developments and our actual and projected financial performance.

Purpose and Overview of the Reverse Stock Split

Our primary objective in effectuating the Reverse Stock Split would be to attempt to raise the per-share trading price of our common stock to continue our listing on The Nasdaq Capital Market. To maintain listing, The Nasdaq Capital Market requires, among other things, that our common stock maintain a minimum closing bid price of $1.00 per share.

On February 25, 2026, the Company received a letter (the “Notification Letter”) from the Nasdaq Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) therein stating that for the 30 consecutive business day period between January 9, 2026 and February 24, 2026, the common stock of the Company had not maintained a minimum closing bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until August 24, 2026 (the “Compliance Period”), to regain compliance with the Minimum Bid Requirement. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the Compliance Period. If the Company does not regain compliance with the Minimum Bid Requirement by August 24, 2026, the Company may be eligible for an additional 180-day period to regain compliance. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Requirement, and would need to provide written notice of its intention to cure the bid price deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company cannot regain compliance during the Compliance Period or any subsequently granted compliance period, the common stock of the Company will be subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq hearings panel.

On June 16, 2026, the closing price for our common stock on The Nasdaq Capital Market was $0.6033 per share. Our Board is seeking stockholder adoption of the Reverse Stock Split Proposal in order to have the authority to effectuate the Reverse Stock Split as a means of increasing the share price of our common stock and maintaining the price of our common stock above $1.00, which is necessary to maintain compliance with the Minimum Bid Requirement. We expect that the Reverse Stock Split would increase the bid price per share of our common stock and reduce the risk of our stock trading below $1.00 in the future, thereby satisfying and maintaining this listing requirement. However, there can be no assurance that the Reverse Stock Split would have that effect, initially or in the future, or that it would enable us to regain compliance with the Minimum Bid Requirement and maintain the listing of our common stock on The Nasdaq Capital Market. We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed Reverse Stock Split is not intended to be an anti-takeover device.

In addition, we believe that low per-share market price of our common stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.

We also believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the Reverse Stock Split successfully increases the per-share price of our common stock, we believe this increase would enhance our ability to attract and retain employees and service providers. Further, the Reverse Stock Split will result in additional authorized and unissued shares becoming available for general corporate purposes as the Board may determine from time to time, including for use under its equity compensation plans.

We believe that the decrease in the number of shares of our outstanding common stock because of the Reverse Stock Split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the Reverse Stock Split is effected, particularly if the price per share of our common stock begins a declining trend after the Reverse Stock Split is effectuated.

There can be no assurance that the Reverse Stock Split would achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the Reverse Stock Split would increase proportionately with the Reverse Stock Split, or that any increase would be sustained for any period of time.

We believe the Reverse Stock Split is the most likely way to assist the stock price in reaching the minimum bid level required by The Nasdaq Capital Market, although effecting the Reverse Stock Split cannot guarantee that we would be in compliance with the Minimum Bid Requirement for even the minimum ten-day trading period required by the Nasdaq Capital Market. Furthermore, the Reverse Stock Split cannot guarantee that we would be in compliance with the market capitalization, net worth or stockholders’ equity criteria required to maintain our listing on The Nasdaq Capital Market.

If our common stock were delisted from The Nasdaq Capital Market, trading of our common stock would thereafter be conducted on the OTC Bulletin Board or the “pink sheets.” As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. To relist shares of our common stock on The Nasdaq Capital Market, we would be required to meet the initial listing requirements for either The Nasdaq Capital Market or The Nasdaq Global Market, which are more stringent than the maintenance requirements.

If our common stock were delisted from The Nasdaq Capital Market and the price of our common stock were below $5.00 at such time, such stock would come within the definition of “penny stock” as defined in the Exchange Act and would be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. These additional sales practice restrictions would make trading in our common stock more difficult and the market less efficient.

In evaluating whether to seek stockholder approval of the Reverse Stock Split Proposal, our Board took into consideration negative factors associated with reverse stock splits. These factors include: (i) the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; (ii) the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; (iii) the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and (iv) the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Reverse Stock Split Proposal, our Board reserves the right not to effect the Reverse Stock Split if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect the Reverse Stock Split.

Risks Associated with the Reverse Stock Split

We cannot predict whether the Reverse Stock Split, if completed, will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share would either exceed or remain in excess of the $1.00 minimum bid price per share as required to maintain the listing of our common stock on The Nasdaq Capital Market;

●	we would otherwise meet the requirements for continued listing of our common stock on The Nasdaq Capital Market;

●	the market price per share of our common stock after the Reverse Stock Split would rise in proportion to the reduction in the number of shares outstanding before the Reverse Stock Split;

●	the Reverse Stock Split would result in a per-share price that would attract brokers and investors who do not trade in lower-priced stocks;

●	the Reverse Stock Split would result in a per-share price that would increase our ability to attract and retain employees and other service providers; or

●	the Reverse Stock Split would promote greater liquidity for our stockholders with respect to their shares.

In addition, the Reverse Stock Split would reduce the number of outstanding shares of our common stock without reducing the number of shares of available but unissued common stock, increasing the number of authorized but unissued shares of common stock. Therefore, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock following the Reverse Stock Split. The Board may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our Certificate of Incorporation, applicable law or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock. The issuance of authorized but unissued shares of common stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

The market price of our common stock is based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split.

Principal Effects of the Reverse Stock Split on the Market for Our Common Stock

On June 16, 2026, the closing price for our common stock on The Nasdaq Capital Market was $0.6033 per share. By decreasing the number of shares of our common stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price would be increased. The greater the market price rises above $1.00 per share, the less risk there would be that we would fail to meet the requirements for maintaining the listing of our common stock on The Nasdaq Capital Market. However, there can be no assurance that the market price of the common stock would rise to or maintain any particular level or that we would at all times be able to meet the requirements for maintaining the listing of our common stock on The Nasdaq Capital Market.

Principal Effects of the Reverse Stock Split on Our Common Stock; No Fractional Shares

If our stockholders approve the Reverse Stock Split Proposal, and if our Board decides to file the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware and no additional shares of common stock were issued prior to such filing, the principal effect of the Reverse Stock Split Amendment would be to reduce the number of issued and outstanding shares of our common stock, depending on the ratio set forth in the Reverse Stock Split Amendment, from 11,849,674 shares as of the Record Date to between approximately 338,562 shares (if a 1:35 ratio is selected) and approximately 5,924,837 shares (if a 1:2 ratio is selected). If the Reverse Stock Split is effectuated, the total number of shares of our common stock each stockholder holds would be reclassified automatically into the number of shares of our common stock equal to the number of shares of our common stock each stockholder held immediately prior to the Reverse Stock Split divided by the ratio approved by the Board within the Split Ratio Range and set forth in the applicable amendment.

Effecting the Reverse Stock Split will not change the total authorized number of shares of our common stock. However, the reduction in the issued and outstanding shares would provide more authorized shares available for future issuance. We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of our securities, and we will continue to require additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of common stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any common stock or securities convertible into common stock except on terms that the Board deems to be in the best interests of us and our stockholders.

The Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the Reverse Stock Split results in such stockholder owning a fractional share, of which shall equal one whole share.

Principal Effects of the Reverse Stock Split on Outstanding Options, Restricted Stock Units, Notes, and Warrants

As of the Record Date, we had outstanding (a) options to purchase an aggregate of 17,697 shares of our common stock with exercise prices ranging from $1.11 to $564.80 per share, (b) restricted stock units convertible into 1,213,692 shares of our common stock, (c) promissory notes convertible into 9,170,616 shares of common stock, and (d) warrants to purchase an aggregate of 8,173,914 shares of our common stock with exercise prices ranging from $1.16 to $400.00 per share. Under the terms of the stock options, restricted stock units, notes and warrants, when the Reverse Stock Split becomes effective, the number of shares of our common stock covered by each of them would be divided by the number of shares being combined into one share of our common stock in the Reverse Stock Split and the exercise or conversion price per share would be increased to a dollar amount equal to the current exercise or conversion price, multiplied by the number of shares being combined into one share of our common stock in the Reverse Stock Split. This results in the same aggregate price being required to be paid upon exercise as was required immediately preceding the Reverse Stock Split. The number of shares reserved under our equity incentive plan would decrease by the ratio approved by the Board within the Split Ratio Range.

Principal Effects of the Reverse Stock Split on Legal Ability to Pay Dividends

Since inception, our Board has not declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash or other property to holders of common stock, and we are not in arrears on any dividends. Therefore, we do not believe that the Reverse Stock Split would have any effect with respect to future distributions, if any, to holders of our common stock.

Accounting Matters

The Reverse Stock Split would not affect the par value of our common stock, which would remain unchanged at $0.001 per share. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our common stock would be reduced by the ratio approved by the Board within the Split Ratio Range.

In other words, stated capital would be reduced by the ratio approved by the Board within the Split Ratio Range, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.

Beneficial Holders of Our Common Stock (Stockholders Who Hold in “Street Name”)

Upon the Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a broker, in the same manner as registered stockholders whose shares are registered in their names. Brokers would be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name.” However, brokers may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. Stockholders holding shares of our common stock with a broker and having any questions in this regard should contact their broker.

Registered “Book-Entry” Holders of Our Common Stock

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If such a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our common stock held following the Reverse Stock Split.

If such a stockholder is entitled to a payment in lieu of any fractional share interest, a check would be mailed to the stockholder’s registered address as soon as practicable after the effective time of the Reverse Stock Split. By signing and cashing the check, stockholders would warrant that they owned the shares of our common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. No stockholders would be entitled to receive interest for the period of time between the effective time of the Reverse Stock Split and the date payment is received.

No Dissenters’ Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the Reverse Stock Split.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

For purposes of this summary a “non-U.S. holder” is any beneficial owner of our common stock that is not a “U.S. holder.” A “U.S. holder” is any of the following:

●	an individual who is or is treated as a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect to be treated as “United States persons” for U.S. federal income tax purposes.

This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. In addition, the aggregate tax basis in the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder that receives cash in lieu of a fractional share of common stock in the Reverse Stock Split generally will be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-Reverse Stock Split common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in our common stock surrendered in the Reverse Stock Split was greater than one year as of the date of the exchange.

U.S. Information Reporting and Backup Withholding

Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax at the rate specified in the Internal Revenue Code of 1986, as amended, on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss upon completion of the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment or fixed base in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

U.S. Information Reporting and Backup Withholding Tax

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Vote Required

The affirmative vote of a majority of the outstanding stock entitled to vote is required for approval of the Reverse Stock Split Proposal.

The Board recommends that you vote “FOR” the approval of this proposal.

PROPOSAL 4

DEBT FINANCING PROPOSAL (Item 4 on the Proxy Card)

Proposal: The Board of Directors is asking you that you vote to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock underlying convertible promissory notes issued by the Company in the debt financing on March 11, 2026, which may exceed 19.99% of the Company’s outstanding shares of common stock as of March 11, 2026.

Summary of the Transaction

On March 11, 2026, the Company entered into securities purchase agreements (the “Purchase Agreements”) with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell in a private placement an aggregate principal amount of $5.16 million 20% Original Issue Discount Senior Convertible Promissory Notes (the “Notes”) for aggregate gross proceeds of approximately $4.3 million before deducting fees and expenses of the placement agent.

The Notes have a maturity date of September 11, 2026 (which can be extended at the option of the Company until December 11, 2026) and are convertible, following the six month anniversary of the issuance date, into shares of the Company’s common stock at a conversion price equal to the greater of (x) $0.15452 (the “Floor Price”) and (y) 80% of the lowest VWAP for the three (3) trading days immediately prior to the date of conversion. If the maturity date of the Notes is extended, the outstanding principal amount of the Notes will be increased by 5%. Any prepayment of the Notes will be prepaid at 102.5% of the principal prepayment. The Company is also required to prepay the Notes in an amount equal to 15% of the net proceeds it receives from any securities financing.

The Company engaged WallachBeth Capital LLC (the “Placement Agent”) to act as the Company’s placement agent in connection with the offering. The Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in the offering and agreed to reimburse the Placement Agent $65,000 for its expenses.

The foregoing summary of the Purchase Agreements and Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the forms of the Purchase Agreements and Notes which were filed as Exhibits 10.1 and 4.1, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on March 17, 2026, and are incorporated herein by reference. Stockholders are urged to read those documents in their entirety.

Use of proceeds

The Company intends to use the net proceeds from the offering for working capital purposes in accordance with the terms of the Purchase Agreements.

Nasdaq Rule 5635(d)

Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to a 20% Issuance at a price that is less than the Minimum Price. For purposes of Nasdaq Listing Rule 5635(d), (i) “20% Issuance” means a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by our officers, directors or substantial stockholders equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance, and (ii) “Minimum Price” means a price that is the lower of: (A) the closing price (as reflected on NASDAQ.com) immediately preceding the signing of the binding agreement; or (B) the average closing price of common stock (as reflected on NASDAQ.com) for the five trading days immediately preceding the signing of the binding agreement. Stockholder approval of this proposal will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(d).

The number of shares of the Company’s common stock outstanding as of March 11, 2026, was 11,572,606. If the aggregate principal amount of the Notes were converted at the Floor Price, such conversion would result in the issuance of 33,393,735 shares of the Company’s common stock which would be considered by Nasdaq as a 20% Issuance. Because the conversion of the Notes may result in a 20% Issuance at a price that is below the Minimum Price, pursuant to the requirements of the Purchase Agreements and Nasdaq Listing Rule 5635(d), the Company is seeking stockholder approval for any such 20% Issuance that is below the Minimum Price.

Vote Required

The affirmative vote of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote is required for approval of the Debt Financing Proposal. For the purpose of the vote on this proposal, abstentions, will have the same effect as a vote “AGAINST” this proposal. This proposal is considered a non-routine matter; accordingly, if you hold your shares in street name and do not provide voting instructions, your broker will not have discretionary authority to vote your shares on this proposal. Broker non-votes will have no effect on the outcome of this proposal.

The Board recommends that you vote “FOR” the approval of this proposal.

PROPOSAL 5

FUTURE FINANCINGS PROPOSAL (Item 5 on the Proxy Card)

Proposal: The Board of Directors is asking that you consider and vote on a proposal to approve, for purposes of Nasdaq Listing Rule 5635(d), any 20 % Issuance (as defined below) made by the Company that is less than the Minimum Price (as defined below) and is within the Nasdaq Parameters (as defined below).

Our stockholders are being asked to approve at the Annual Meeting, for purposes of Nasdaq Listing Rule 5635(d), future issuances of the Company’s securities (“Future Issuances”) that are within the Nasdaq Parameters (as defined below).

Nasdaq Rule 5635(d)

Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to a 20% Issuance at a price that is less than the Minimum Price. For purposes of Nasdaq Listing Rule 5635(d), (i) “20% Issuance” means a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by our officers, directors or substantial stockholders equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance, and (ii) “Minimum Price” means a price that is the lower of: (A) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (B) the average closing price of common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Stockholder approval of this proposal will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(d).

Furthermore, since the Future Issuances have not been completed and the specific terms of each Future Issuance is uncertain, Nasdaq will not consider approval by our stockholders of the Future Issuances to be sufficient for purposes of Nasdaq Rule 5635(d) unless we implement and disclose the following transaction parameters, which cannot be altered (the “Nasdaq Parameters”):

1.	Maximum number of shares of Common Stock Issuable:

250,000,000

2.	Maximum number of shares of Common Stock issuable upon exercise of Warrants:

250,000,000

3.	Maximum Dollar Amount of Issuance:

$50,000,000

4.	Maximum Amount of discount to the market:

80%

5.	Purpose of the Transaction:

To provide the Company with additional working capital, make acquisition, or repay debt.

6.	Time frame to complete the offering of Future Issuances:

The closing date is no later than October 23, 2026 (3 months after the Annual Meeting).

If the Future Financings Proposal is approved by the stockholders at the Annual Meeting, and we complete Future Issuances under the Nasdaq Parameters, such issuances will not affect the rights of our existing stockholders, but such issuances will have a dilutive effect on our existing stockholders, including, over time, the voting power of the existing stockholders.

Vote Required

The affirmative vote of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote is required for approval of the Future Financings Proposal. For the purpose of the vote on this proposal, abstentions, will have the same effect as a vote “AGAINST” this proposal. This proposal is considered a non-routine matter; accordingly, if you hold your shares in street name and do not provide voting instructions, your broker will not have discretionary authority to vote your shares on this proposal. Broker non-votes will have no effect on the outcome of this proposal.

The Board recommends that you vote “FOR” the approval of this proposal.

PROPOSAL 6

ADJOURNMENT PROPOSAL (Item 6 on the Proxy Card)

Proposal: The Board of Directors is asking you to vote to approve adjourning the Annual Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of the Proposals 1 through 5 listed above at the time of the Annual Meeting.

General

The Annual Meeting may be adjourned to another time or place, if necessary or appropriate in the discretion of the Board, to permit further solicitation of proxies to obtain additional votes in favor of any of Proposals 1 through 5 listed above (the “Adjournment”).

If, at the Annual Meeting, the number of shares present or represented by proxy and voting in favor of any of Proposals 1 through 5 listed above is insufficient to approve any such proposal, the Company intends to move for the Adjournment in order to enable our Board to solicit additional proxies for approval of such proposal. We are asking our stockholders to approve the Adjournment Proposal if necessary or appropriate in the discretion of the Board.

Vote Required

The affirmative vote of a majority of the votes cast is required for approval of the Adjournment Proposal. For the purpose of the vote on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

The Board recommends that you vote “FOR” the approval of this proposal.

ADDITIONAL INFORMATION

Solicitation Expenses: Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited principally by mail, by telephone and through the internet. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

Householding of Proxy Materials: The Company has adopted a procedure called “householding” which has been approved by the SEC. The Company and some brokers household proxy materials, delivering a single set of this Proxy Statement, the 2025 Annual Report, and related proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders or they participate in electronic delivery of proxy materials. Stockholders who participate in householding will continue to receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If at any time you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and 2025 Annual Report, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Tenon Medical, Inc., Investor Relations, 104 Cooper Ct., Los Gatos, CA 95032 or by calling Investor Relations at (408) 649-5760, or by sending an e-mail to tenon@mzgroup.us.

Stockholder Proposals for Consideration at the 2027 Annual Meeting of Stockholders: Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and proxy card for presentation at our 2027 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at Tenon Medical, Inc., Investor Relations, 104 Cooper Ct., Los Gatos, CA 95032 by April 24, 2027. The proposal should be sent to the attention of the Chief Financial Officer.

Under our bylaws, certain procedures are provided that a stockholder must follow to introduce an item of business, including the nomination of someone as a director, at an Annual Meeting of Stockholders that is not included in our Proxy Statement. These procedures provide that an item of business to be introduced at an Annual Meeting of Stockholders must be submitted in writing to our Nominating and Corporate Governance Committee at our principal executive offices and you must include information set forth in our bylaws. See “Corporate Governance – Stockholder Nominations” above.

We must receive the notice of your intention to propose an item of business at our 2027 Annual Meeting no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting as specified in our bylaws. If the 2027 Annual Meeting is not held within 30 days before or after the anniversary of the date of this year’s Annual Meeting, then the item of business must be received by the tenth day following the earlier of the date of mailing of the notice of the meeting or the public disclosure of the date of the meeting. Assuming that our 2027 Annual Meeting is held within 30 days of the anniversary of this Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by April 24, 2027.

You may contact Tenon Medical’s Chief Financial Officer at the address mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

The chairperson of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

2025 Annual Report: A copy of our 2025 Annual Report as filed with the SEC on March 27, 2026, is available to stockholders without charge upon written request directed to our Secretary at 104 Cooper Ct., Los Gatos, CA 95032 or by phone at (408) 649-5760. The Company makes available free of charge on or through its website, www.tenonmed.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after filing.

Other Matters To Be Considered At The Annual Meeting: The Board is not aware of any other matters that are expected to come before the 2026 Annual Meeting other than those referred to in this proxy statement and as set forth above. The Board has made no recommendation as to how the proxies will vote on such other matters. If any other matter should come before the Annual Meeting, the individuals named on the proxy card intend to vote the proxies in accordance with their best judgment.

By Order of the Board of Directors

/s/ Richard Ferrari
Richard Ferrari
Executive Chairman of the Board

Appendix A

Reverse Stock Split Amendment

CERTIFICATE OF AMENDMENT OF SECOND AMENDED

AND RESTATED CERTIFICATE OF INCORPORATION OF
TENON MEDICAL, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Tenon Medical, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Tenon Medical, Inc. resolutions were duly adopted setting forth a proposed amendment of the Second Amended and Restated Certificate of Incorporation of said corporation, as corrected and amended (the “Certificate of Incorporation”), declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

“RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding the following to Article IV:

Reverse Stock Split1. Effective as of 12:01 a.m. Eastern Time on [*] (the “Effective Time”), each [*]2 shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and shall be rounded up to a whole share. The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. Each certificate or book entry position that immediately prior to the Effective Time represented shares of Common Stock shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book entry position has been combined, subject to the elimination of fractional interests set forth above.”

SECOND: That thereafter, the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a stockholders meeting at which all shares entitled to vote thereon were present and voted, approved of the proposed amendment at the Annual Meeting of Stockholders held on [*], 2026 pursuant to Section 242 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed on [*], 2026.

By:
Name:	Steven Foster
Title:	Chief Executive Officer and President

1	The Board of Directors has the discretion to file the Certificate of Amendment with the Secretary of State of the state of Delaware without this provision.
2	The Board of Directors will have the discretion to effect the Reverse Stock Split at a ratio of any whole number between 1:2 and 1:35.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T01397-P54712 1. To elect Steven Foster, Richard Ginn, Ivan Howard, Richard Ferrari, Kristine Jacques, Robert Weigle and Stephen Hochschuler, M.D. as directors to serve until the 2027 Annual Meeting of the Stockholders of the Company; 2. To ratify the appointment of Haskell and White, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026 (the "Auditor Appointment Proposal"); 3. To approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation to provide for a reverse stock split of the Company's issued and outstanding common stock, that will be at a ratio within the range from one for two (1:2) to one for thirty five (1:35), the final ratio of which shall be determined by the Board of Directors of the Company in its sole discretion (the "Reverse Stock Split Proposal"); 4. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock underlying convertible promissory notes issued by the Company in the debt financing on March 11, 2026, which may exceed 19.99% of the Company's outstanding shares of common stock as of March 11, 2026 (the "Debt Financing Proposal"); 5. To approve, for purposes of Nasdaq Listing Rule 5635(d), any 20% Issuance (as defined in the attached proxy statement) made by the Company that is less than the Minimum Price (as defined in the attached proxy statement) and is within the Nasdaq Parameters described in the proxy statement (the "Future Financings Proposal"); and 6. To approve adjourning the Annual Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of the proposals listed above at the time of the Annual Meeting (the "Adjournment Proposal"). ! ! ! 01) Steven Foster 02) Richard Ginn 03) Ivan Howard 04) Richard Ferrari 05) Kristine Jacques 06) Robert Weigle 07) Stephen Hochschuler, M.D. For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! TENON MEDICAL, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. TENON MEDICAL, INC. 104 COOPER CT. LOS GATOS, CA 95032 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Nominees: ! ! ! ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TNON26 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and 2025 Annual Report on Form 10-K are available at www.proxyvote.com. T01398-P54712 TENON MEDICAL, INC. 2026 ANNUAL MEETING OF STOCKHOLDERS JULY 23, 2026 10:30 AM PACIFIC DAYLIGHT TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Steven Foster and Kevin Williamson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common/Preferred Stock of TENON MEDICAL, INC. that the stockholder(s) is/are entitled to vote at the 2026 Annual Meeting of Stockholders of Tenon Medical, Inc. to be held at 10:30 AM Pacific Daylight Time, on July 23, 2026, at www.virtualshareholdermeeting.com/TNON26, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side